UNITED STATES
                        SECURITY AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                Information Statement Pursuant to Section 14(c)
        Of the Securities Exchange Act of 1934 (Amendment No.__________ )

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

ROLLTECH, INC.
(Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below as per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

____________________________________________________________

(2) Aggregate number of securities to which transaction applies:

____________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

____________________________________________________________

(4) Proposed maximum aggregate value of transaction:

____________________________________________________________

(5) Total fee paid:

____________________________________________________________

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

____________________________________________________________

(2) Form, Schedule or Registration Statement No.:

____________________________________________________________

(3) Filing Party:

____________________________________________________________

(4) Date Filed:

____________________________________________________________

                                 Rolltech, Inc.
                           551 Fifth Avenue, Suite 601
                               New York, NY, 10017
                                 (212) 973-0063

Pursuant to the requirements of Section 14(c) of the Securities and Exchange Act of 1934, as amended and provisions of the Nevada Revised Statutes Chapter 78, this information statement (the "Information Statement") and Notice of Action Taken Without a Meeting of Stockholders is being furnished by the Board of Directors of Rolltech, Inc. ("Rolltech") to Rolltech's stockholders of record on ____________ to provide information with respect to an action taken by written consent of the holder of a majority of the outstanding shares of Rolltech common stock.

No meeting of stockholders will be held, nor is one being called. The matters to be acted upon by the Consent are set forth as follows:

     1. To vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Victoria Industries, Inc."; and

     2. To vote upon a proposal to effectuate a 1-for-10 reverse stock split (the "Reverse Stock Split") of all outstanding shares of Common Stock of the Company;


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             RECORD DATE AND VOTING

The Board of Directors has fixed the close of business on _________ as the record date for the determination of stockholders entitled to receive notice of the proposals described above. On that date there were 5,868,500 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), issued and outstanding. The proposals to be acted upon as described above each require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon. Each share of Common Stock is entitled to one vote on each of the proposals. The Company anticipates providing this Information Statement to its stockholders on or about _____________ .

The Company has been advised that its officers, directors and certain major stockholders, who currently exercise voting power over an aggregate of approximately 4,720,000 shares, or approximately 80% of the Company's outstanding Common Stock, intend to vote in favor of the proposals. Accordingly, the Company anticipates that each of the proposed amendments to the Company's Certificate of Incorporation will be authorized by written consent (the "Consent") without a meeting in accordance with the Nevada Revised Statutes Chapter 78 (see "Voting Securities and Principal Holders Thereof"). The Company will notify its stockholders by filing a Report on Form 8-K with the Securities and Exchange Commission when the proposals become effective.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth, as of ______________, certain information concerning beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the Company's Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

The following table sets forth, as of the date hereof, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person known to our Company to be the beneficial owner of more than five percent (5%) of our Company's Common Stock:

NAME AND ADDRESS                       AMOUNT AND NATURE         PERCENT OF
OF BENEFICIAL OWNER                    OF BENEFICIAL OWNER       CLASS
Albert Abdoulline                      1,007,913                 17.2%
55A Komsomolsky Prospekt, Apt. 3
Chellabinak, Russia 454138

Boleslav Milkovskii                      954,865                 16.3%
9A Bagrina Str.
Chellabinak, Russia 454010


Igor Romanov                             895,981                 15.3%
81A Kudryavteeva Str. Apt 14
Chellabinak, Russia  454091

Victor Kislinksii                        540,871                  9.2%
105A Bratiev Kashirinykh Str.
Chellabinak, Russia

Stockwell, Inc.                          415,897                  7.1%
556 Main Street
Hunkins Plaza
Charlestown, Nevis

High Peaks Corp.                         456,432                  7.8%
556 Main Street
Hunkins Plaza
Charlestown, Nevis

Inverness Inc.                           488,042                  8.3%
556 Main Street
Hunkins Plaza
Charlestown, Nevis

The following table sets forth, as of the date hereof, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of the Company's Common Stock of each of the officers and directors of the Company, and the officers and directors of the Company as a group:

NAME AND ADDRESS                       AMOUNT AND NATURE         PERCENT OF
OF BENEFICIAL OWNER                    OF BENEFICIAL OWNER       CLASS
Albert Abdoulline                      1,007,913                 17.2%

All Officers and Directors
as a Group (1 person)                  1,007,913                 17.2%


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two years, no director or executive officer of the Company, any nominee to election as a director, or any person known to the Company to own of record or beneficially more than 5% of the Company's Common Stock or any member of the immediate family of any of the foregoing persons had, or will have, any direct or material interest in any transaction or series of similar transactions to which the Company or any of its subsidiaries, was or is to be a party, in which the amount involved exceeds $60,000.

   APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE
                                     COMPANY

The Board of Directors has unanimously approved and adopted a resolution amending Article 1 of the Company's Certificate of Incorporation to change the name of the Company to "Victoria Industries, Inc." (the "Name Change Amendment").

Effect  of  the  Change  of  Name
---------------------------------

The change of the corporate name will not in any way affect the validity or transferability of stock certificates currently outstanding, the capital structure of the Company, the rights or obligations of the Company with respect to its existing contractual obligations, nor will it impact third parties' obligations with respect to the Company.

Upon adoption of this proposal pursuant to the Consent, the Board of Directors will authorize the officers of the Company to file such amendment with the Nevada Secretary of State. In addition, notification of the name change will be filed with the Securities and Exchange Commission.

Vote Required for Approval
--------------------------

The Board of Directors believes that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to change the Company's name to "Victoria Industries, Inc." and has directed that the Name Change Amendment be submitted for stockholder approval. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal will be required for approval of the proposal to change the name of the Company. It is expected that this proposal will be authorized by the Consent.

                APPROVAL TO EFFECT A 1-FOR-10 REVERSE STOCK SPLIT

The Board of Directors has unanimously approved and adopted a resolution to effect the Reverse Stock Split (the "Stock Split Amendment"). The description which follows is qualified in its entirety by the exact language of the Stock Split Amendment.

The intent of the Reverse Stock Split is to reduce the number of shares of Common Stock outstanding and to increase the marketability and liquidity of the Common Stock. The Reverse Stock Split will be effected unless there is a subsequent determination by the Board of Directors that the Reverse Stock Split is not in the best interests of the Company and its stockholders. Although the Board of Directors believes as of the date of this Information Statement that the Reverse Stock Split is advisable, the Reverse Stock Split may be abandoned by the Board of Directors at any time prior to filing the proposed Stock Split Amendment.

Purposes of the Reverse Stock Split
-----------------------------------

The principal purpose of the Reverse Stock Split is to reduce the number of shares of Common Stock outstanding. The Board of Directors believes that the total number of shares outstanding is disproportionately large relative to the Company's present market capitalization. The Board of Directors believes that a decrease in the number of outstanding shares of Common Stock, without any material alteration of the proportionate economic interest in the Company held by individual stockholders, may increase the trading price of the outstanding shares, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.

The shares of Common Stock of the Company are currently trading on the OTCBB under the stock symbol "RLTE". During the past 12 Months, there have been no consistently active market makers and trading volume has been light.

The Board of Directors believes the Name Change and the Reverse Stock Split are all desirable changes to position the Company to attempt to do a reverse merger with a privately held company and recover some value for the stockholders of the Company. There can be no assurances, however, that the foregoing effects will occur or that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, or that such market price will approximate ten times the market price before the proposed Reverse Stock Split, or that a suitable reverse merger partner can be timely located, or that a suitable transaction can be successfully negotiated or completed.

Effect of the Reverse Stock Split
---------------------------------

Unless there is a subsequent determination by the Board of Directors that the Reverse Stock Split is not in the best interests of the Company and its stockholders, the Reverse Stock Split would become effective as of the date of such filing (the "Effective Time"). Without any further action on the part of the Company or the holders of the Common Stock, the shares of Common Stock held by stockholders of record as of the Reverse Split Date would be converted at the Effective Time into the right to receive an amount of whole shares of new Common Stock equal to the number of their shares divided by ten. Consummation of the Reverse Stock Split will have no material federal tax consequences to stockholders.

As of the Effective Time on the Reverse Split Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock") will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests described below. Shortly after the Reverse Split Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing Old Common Stock for surrender and exchange for (i) certificates representing shares of New Common Stock, and (ii) scrip in lieu of any fraction of a share of New Common Stock to which such holders would otherwise be entitled.

No certificates or cash representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company.

Approval of the Reverse Stock Split would not affect any continuing stock-holder's percentage ownership interest in the Company or proportional voting power. The shares of Common Stock which would be issued upon approval of the Reverse Stock Split would be fully paid and non-assessable. The voting rights and other privileges of the continuing holders of Common Stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof.

As of the Record Date, the number of issued and outstanding shares of Common Stock was 5,868,500. Based upon the Company's best estimates, the aggregate number of shares of Common Stock that would be issued and outstanding as a result of the Reverse Stock Split would be approximately 586,850.

Exchange of Stock Certificates

The Company is not requiring a mandatory exchange of share certificates. Stockholders, may, if they wish transmit the certificates representing shares of old Common Stock ("Old Certificates") to the Company's transfer agent, Pacific Stock Transfer Company of 5844 S. Pescos Road, Suite D, Las Vegas, Nevada,
89120, telephone (702) 361-3033 (the "Exchange Agent") in exchange for certificates representing the appropriate number of whole shares of New Common Stock. Service charges may be payable by holders of shares of Common Stock in connection with the exchange of certificates.

                           FORWARD-LOOKING STATEMENTS

This Information Statement contains "forward-looking statements," which represent Rolltech's expectations or beliefs, including, but not limited to, statements concerning industry performance and Rolltech's results, operations, performance, financial condition, plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words "may," "will," "expect," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology.

Any statements contained in this Information Statement that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond Rolltech's control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond Rolltech's control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Information Statement. PGI does not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.

                       WHERE YOU CAN FIND MORE INFORMATION

Rolltech is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to which Rolltech files reports and other information with the SEC. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including Rolltech, that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

All information concerning Rolltech contained in this Information Statement has been furnished by Rolltech. No person is authorized to make any representation with respect to the matters described in this Information Statement other than those contained in this Information Statement and if given or made must not be relied upon as having been authorized by Rolltech or any other person.

Rolltech has not authorized anyone to give any information or make any representation about the our company that is different from, or in addition to, that contained in this Information Statement. Therefore, if anyone gives you such information, you should not rely on it. This Information Statement is dated
            , 2003. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed with the SEC, are incorporated into this Information Statement and specifically made part of this Information
Statement:

     Quarterly report on Form 10-Q for the quarter ended June 30, 2003. Current report on Form 8-K dated June 23, 2003;
     Quarterly report on Form 10-Q for the quarter ended March 31, 2003. Annual Report on Form 10-K for the year ended December 31, 2002.

Copies of documents, other than exhibits to such documents that are not specifically incorporated by reference in this Information Statement, are available without charge to any person to whom this Information Statement is delivered, upon written or oral request to: Rolltech, Inc., 551 Fifth Avenue, Suite 601, New York, NY, 10017, telephone (212) 973-0063.

September 8, 2003



/s/  Albert Abdoulline
---------------------------------
Albert Abdoulline
President